                                   AGREEMENT

    Agreement, dated as of March 13, 1998, by and among Empire of Carolina, Inc., a Delaware corporation (the "Company"), Empire Industries, Inc., a North Carolina corporation ("Industries"), and Smedley Industries, Inc. Liquidating Trust (the "Trust").

    WHEREAS, pursuant to the Settlement Agreement, dated as of June 17, 1997, by and among the Company, Empire Industries, Inc. and the Trust (the "Settlement Agreement"), all the terms and conditions of such Settlement Agreement were satisfied and completed including, without limitation, the delivery to the Trust of 250,000 shares of common stock by the Company (the "Shares").

    WHEREAS, the Company has requested that the Trust exchange the stock certificate evidencing the Trust's ownership of the Shares for a new certificate recognizing such ownership.

    NOW THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. TRANSFER. The Company will exchange with the Trust a new common stock certificate for the Trust's existing common stock certificate for the Shares.

    2. RATIFICATION. The Company, Industries and the Trust hereby ratify the terms of the Settlement Agreement, including, without limitation, the indemnity provisions contained therein.

    3. REPRESENTATION BY THE COMPANY. The Company represents and warrants that the Shares are duly and validly authorized and, when issued and delivered at the closing of the transaction contemplated hereby, will be duly and validly issued, fully paid and non-assessable.

    4. OPINION. As a condition to the effectiveness hereof, Sonnenschein Nath & Rosenthal, counsel to the Company, shall deliver an opinion to the Trust in a form reasonably acceptable to the Trust that provides, among other things, that the shares to be issued to the Trust pursuant hereto are duly authorized, validly issued, fully paid, and non-assessable and free and clear of all liens, security interests, encumbrances and claims of any kind.

    5.  MISCELLANEOUS.

        A. AMENDMENTS. This Agreement may not be altered, amended or supplemented except in a written instrument executed by the Company, Industries and the Trust.

        B. SUCCESSORS AND ASSIGNS. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the successors and assigns of the Company, Industries and the Trust, including, without limitation any transferee of any securities held by the Trust. This Agreement shall be binding upon the Company, Industries and the Trust and their respective successors and assigns, including, without limitation any transferee of any securities held by the Trust.

        C. GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in the state without giving any effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

        D. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall together constitute one and the same document.

        E. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

        F. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning of construction of any provision of this Agreement.

    IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement.

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
                                EMPIRE OF CAROLINA, INC.

                                By:             /s/ LAWRENCE GELLER
                                       --------------------------------------
                                Name:              Lawrence Geller
                                       --------------------------------------
                                Title:     VICE PRESIDENT AND GENERAL COUNSEL
                                       --------------------------------------

                                SMEDLEY INDUSTRIES, INC. LIQUIDATING TRUST

                                By:          /s/ CHRISTOPHER J. KEARNS
                                       --------------------------------------
                                Name:           Christopher J. Kearns
                                       --------------------------------------
                                Title:  DIRECTOR--KAHN CONSULTING, INC.--TRUSTEE
                                       --------------------------------------

                                EMPIRE INDUSTRIES, INC.

                                By:             /s/ LAWRENCE GELLER
                                       --------------------------------------
                                Name:              Lawrence Geller
                                       --------------------------------------
                                Title:     VICE PRESIDENT AND GENERAL COUNSEL
                                       --------------------------------------
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